Exhibit 10.40

EXECUTION VERSION

October 15, 2021

BSPRT WFB Loan, LLC
142 West 57th Street, 12th Floor New York, New York 10019

Re:    Upsize Confirmation Letter

Ladies and Gentlemen:

Reference is made to that certain Master Repurchase and Securities Contract, dated as of November 21, 2018, between BSPRT WFB Loan, LLC, a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”) (as amended by that certain First Amendment to Master Repurchase and Securities Contract, dated as of July 30, 2020, between Seller and Buyer, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.

1.Upsize Confirmation.

This confirmation letter (the “Confirmation Letter”) shall serve as confirmation that Seller has requested, and Buyer has approved, the exercise of an Upsize Option pursuant to Section 3.06(c) of the Agreement. Therefore, from and after the date of this Confirmation Letter, (A) the Maximum Amount under the Agreement has been increased from $175,000,000 to $275,000,000, and (B) there shall be no further options to further increase the Maximum Amount pursuant to Section 3.06(c) of the Agreement or otherwise.

Buyer and Seller acknowledge and agree that, notwithstanding anything in Section 3.06(c) of the Agreement to the contrary, the exercise by Seller, and the granting by Buyer, of the Upsize Option described herein shall be deemed to comply with the timing requirements specified in Section 3.06(c) of the Agreement and with the requirements specified in clause (ii) of the fourth sentence of Section 3.06(c) of the Agreement.

By signing this Confirmation Letter below, Seller hereby represents and warrant that, as of the date of this Confirmation Letter: (i) it has paid to Buyer the applicable Upsize Fee due in connection with the exercise of the Upsize Option described herein, (ii) each of the representations and warranties made by Seller in the Agreement is true and correct as if made on and as of the date of this Confirmation Letter,
(iii) Seller has performed all agreements and satisfied all conditions that the Agreement provides shall be performed or satisfied by it as of the date hereof, (iv) no Default or Event of Default has occurred and is continuing, and (v) no unsatisfied Margin Deficit is outstanding.

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Exhibit 10.40
2.Miscellaneous.

A.This Confirmation Letter is a Repurchase Document executed pursuant to the Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof. Guarantor hereby acknowledges and confirms that the Guarantee Agreement remains in full force and effect notwithstanding this Confirmation Letter and reaffirms its obligations under the Guarantee Agreement. Pledgor hereby acknowledges and confirms that the Pledge Agreement remains in full force and effect notwithstanding this Confirmation Letter, and hereby reaffirms its obligations under the Pledge Agreement.

B.THIS CONFIRMATION LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS OR CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). This Confirmation Letter may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery by electronic transmission (including a .pdf e-mail transmission) of an executed counterpart of a signature page to this Confirmation Letter shall be effective as delivery of an original executed counterpart hereof.

C.Each of Seller and Guarantor acknowledges and agrees that it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Agreement, the Guarantee Agreement or any other Repurchase Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived.

D.In consideration of Buyer entering into this Confirmation Letter, Seller and Guarantor hereby waive, release and discharge Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Agreement, the Guarantee Agreement or the other Repurchase Documents, including, but not limited to, any action or failure to act under the Agreement, Guarantee Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Agreement or the other Repurchase Documents.

E.Guarantor hereby acknowledges the execution and delivery of this Confirmation Letter and agrees that it continues to be bound by the Guarantee Agreement to the extent of the Guaranteed Obligations (as defined therein).

F.Seller and Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Confirmation Letter, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

Please indicate your acknowledgment of, and agreement to, the terms of this Confirmation Letter by executing and returning a counterpart of this Confirmation Letter to Buyer.

[Remainder of Page Intentionally Left Blank]

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Exhibit 10.40

Very truly yours,

WELLS FARGO BANK, NATIONAL
ASSOCIATION, a national banking association

By: /s/: Michael P. Duncan
Name: Michael P. Duncan Title:    Director

Acknowledged and agreed:

BSPRT WFB LOAN, LLC

By:    /s/ Micah Goodman     Name: Micah Goodman
Title: Authorized Signatory

Pledgor:

BSPRT CRE FINANCE, LLC

By:    /s/ Micah Goodman     Name: Micah Goodman
Title: Authorized Signatory

Guarantor:

BENEFIT STREET PARTNERS REALTY TRUST, INC.

By:    /s/ Micah Goodman     Name: Micah Goodman
Title: Authorized Signatory

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